SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 22, 2002
Date of Report
(Date of earliest event reported)

Aspect Communications Corporation
(Exact Name of Registrant as Specified in Charter)

California	0-18391	94-2974062
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1320 Ridder Park Drive
San Jose, CA 95131
(Address of Principal Executive Offices, with Zip Code)

(408) 325-2200
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events and Required FD Disclosure.

On November 22, 2002, Aspect Communications Corporation (the “Company”) and Vista Equity Fund II, LP (“Vista”) entered into an Amendment to the Preferred Stock Purchase Agreement (the “Amendment”), amending that certain Preferred Stock Purchase Agreement (the “Purchase Agreement”), dated as of November 14, 2002. Pursuant to the terms of the Amendment, fees payable under certain conditions by the Company pursuant to the Purchase Agreement shall be paid to Vista Equity Partners, LLC. A copy of the Amendment is attached hereto as Exhibit 4.1 and incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Financial Statements: Not Applicable.

(b)	Pro Forma Financial Information: Not Applicable.

(c)	Exhibits:

4.1	Amendment to the Preferred Stock Purchase Agreement, dated as of November 22, 2002, by and between Aspect Communications Corporation and Vista Equity Fund II, LP

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aspect Communications Corporation

Date:	December 4, 2002	By:	/s/ GARY A. WETSEL
Gary A. Wetsel Executive Vice President, Finance, Chief Financial Officer and Chief Administrative Officer (Principal Financial and Accounting Officer)

ASPECT COMMUNICATIONS CORPORATION

INDEX TO EXHIBITS

Exhibit Number	Description
4.1	Amendment to the Preferred Stock Purchase Agreement dated as of November 22, 2002, by and between Aspect Communications Corporation and Vista Equity Fund II, LP